Exhibit 10.2

EMMAUS LIFE SCIENCES, INC.

Promissory Note

Principal Amount: $Loan Date:

Interest Rate:  10% per yearLoan Due Date: On demand

Lender:

Address for Payment:

FOR VALUE RECEIVED, Emmaus Life Sciences, Inc., a Delaware corporation, located at 21250 Hawthorne Blvd., Suite 800 Torrance, CA 90503 (“Borrower”), agrees to pay to Lender or his or her registered assigns (the “Holder”) the Principal Amount, together with accrued interest at the stated Interest Rate, on the following terms of this Promissory Note (this “Note”).

Terms of Repayment: Simple interest at the stated Interest Rate will accrue on the outstanding Principal Amount hereof commencing on the stated Loan Date until this Note is paid in full. The entire unpaid Principal Amount hereof and accrued and unpaid interest hereon shall become immediately due and payable upon the stated Loan Due Date.

2. Prepayment: This Note may be prepaid in whole or in part at any time after the Loan Date without premium or penalty. All prepayments shall first be applied to accrued interest and then to principal.

3. Place of Payment: All payments due under this Note shall be made by check of Borrower sent to the Lender’s address set forth above, or at such other place as the Holder may designate in writing to Borrower. At Borrower’s request, the Holder shall furnish Borrower with the Holder’s taxpayer ID number or Social Security number to facilitate the Borrower’s tax reporting.

4. Default: In the event of default hereunder, Borrower agrees to pay all costs and expenses, including reasonable attorney’s fees, incurred by the Holder in connection therewith.

5. Acceleration of Debt: If Borrower (i) fails to make any payment due under the terms of this Note or seeks relief under the U.S. Bankruptcy Code, (ii) suffers an involuntary petition in bankruptcy or receivership that is not vacated within 60 days, (iii) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official or such appointment is not discharged or stayed within 60 days, (iv) makes a general assignment for the benefit of its creditors or (v) admits in writing that it is generally unable to pay its debts as they become due, the entire outstanding Principal Amount and any accrued and unpaid interest   hereon shall be immediately due and payable to the Holder without demand therefor.

6. Modification: No modification or waiver of any of the terms of this Note shall be effective unless set forth in a writing signed by Borrower and the Holder. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

7. Complete Note: This Note is the complete and exclusive statement of agreement of the parties with respect to the subject matter hereof. This Note replaces and supersedes all prior written or oral agreements or statements by and among the parties with respect to the same subject matter. No representation, statement, condition or warranty is made by the parties in connection with this Note except as expressly set forth herein.

8. Transfer of the Note: This Note may be transferred, in whole or in part, at any time or from time to time, by the Lender upon surrender of this Note to Borrower, whereupon the Borrower will forthwith issue and deliver  a new Note registered as the Holder may request, representing the outstanding Principal Amount hereof being transferred and, if less than the entire outstanding Principal Amount is being transferred, a new Note to the Holder representing the outstanding Principal Amount not being transferred. Prior to due presentment for transfer to Borrower of this Note, Borrower and its agents may treat the Holder in whose name this Note is duly registered on Borrower’s books and records as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither Borrower nor any such agent shall be affected by notice to the contrary.

9. Lost, Stolen or Mutilated Note:  Upon receipt by Borrower of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, a written undertaking by the Holder in customary form and content to indemnify  Borrower and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver to the Holder a new promissory note of like tenor representing the outstanding Principal Amount hereof and accrued and unpaid interest hereon.

10. Severability of Provisions: If any provision of this Note is deemed unenforceable, all other provisions of this Note shall remain in full force and effect.

11. Choice of Law: This Note shall be construed and interpreted under the internal laws of California without regard to conflict of law principles.

(Signature Page Follows)

Signed this _____ day of _____, _____

Emmaus Life Sciences, Inc.

By:  _______________________________________

Yutaka Niihara, M.D., M.P.H.

Chairman and Chief Executive Officer

[INFORMATION FOR PURPOSES OF FILING WITH THE SECURITIES AND EXCHANGE COMMISSION]

SCHEDULE A

NOTEHOLDERS

Lender	Annual Interest Rate	Date of loan	Term of Loan	Principal Loan Amount
Hope International Hospice, Inc. …	10.0%	2/09/2022	On demand	$350,000
Yasushi Nagasaki ………………...	10.0%	2/09/2022	On demand	$50,000
Agatha Lee ………………………………	10.0%	2/10/2022	On demand	$20,000
Hope International Hospice, Inc. ………..	10.0%	2/15/2022	On demand	$210,000
Soomi Niihara …………………………...	10.0%	2/15/2022	On demand	$100,000
George Sekulich………………………….	10.0%	2/16/2022	On demand	$25,622
Soomi Niihara……………………………	10.0%	3/07/2022	On demand	$200,000
Osato Medical Clinic …………………….	12.0%	3/11/2022	On demand	$250,000
Alfred Lui ………………………………..	12.0%	3/11/2022	On demand	$50,000
Hope International Hospice, Inc. ………..	12.0%	3/15/2022	On demand	$150,000
Hope International Hospice, Inc. ………..	12.0%	3/30/2022	On demand	$150,000